Exhibit 99.1

Aruba Networks Reports Fiscal Second Quarter 2015 Financial Results

  Record Revenue of $212.9 Million Grew 21 Percent Year-Over-Year
  Non-GAAP Gross Margins Improved to 73.4 Percent; GAAP Gross Margins Grew to 71.7 Percent
  Non-GAAP Operating Margin Increased to Record 23.3 Percent; GAAP Operating Margin Increased to 10.3 Percent

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 26, 2015--Aruba Networks, Inc. (NASDAQ: ARUN) today released financial results for its second quarter of fiscal year 2015 ended January 31, 2015.

Record revenue of $212.9 million grew 21 percent from the $176.4 million reported in Q2’14. GAAP net income for Q2’15 was $5.7 million, or $0.05 per diluted share, compared with a GAAP net loss of $10.7 million, or a loss of $0.10 per share, in Q2’14.

Non-GAAP net income for Q2’15 was $33.8 million, or $0.30 per diluted share, compared with non-GAAP net income of $21.4 million, or $0.18 per diluted share in Q2’14. A reconciliation between GAAP and non-GAAP information is contained in the tables below and can also be found in the supplementary tables located in the investor section of the company’s website at http://www.arubanetworks.com.

“We are pleased to report solid results for the second quarter, reflecting continued execution on our strategic plan,” said Dominic Orr, president and chief executive officer, Aruba Networks. “Our results were supported by continued growth in our key geographies, strong year-over-year performance in our Federal vertical, further success in penetrating the Global 2000, and increasing traction in our SME business. We believe we are well positioned to capitalize on the continued growth in WLAN, the potential opportunities from increased E-Rate funding later this year, and the continued 802.11ac refresh cycle.”

Commenting on the company’s financial results, Michael Galvin, chief financial officer, Aruba Networks, added, “We delivered a strong financial quarter on many fronts. Strong revenue growth and gross margin expansion coupled with prudent management of operating expenses led to a record quarter for non-GAAP operating margin. While the impact of E-Rate is uncertain in our fiscal third quarter, we are well positioned to capture this great opportunity in our fiscal fourth quarter and beyond.”

Recent Business Highlights

  Aruba and its ClearPass Access Management System was once again positioned in the leaders quadrant of Gartner Inc.’s latest “Magic Quadrant for Network Access Control” report, demonstrating its continued leadership in access management.
  The company was selected by the Wanda Group, the owners of China’s largest commercial properties for deployment in 59 malls and plazas showing further penetration in the Public Facing Enterprise (PFE). This mobile engagement will allow customers that visit Wanda’s retail establishments to access high-performance Wi-Fi for personal web browsing, as well as interactive and personalized shopping.
  The company recently announced it had been selected by Nebraska Crossing Outlets (NEX), a large scale outdoor mall based in Gretna, Nebraska. This engagement, which features Aruba’s 802.11ac solution, will enable wireless mobility for the four million people the center serves. Aruba was selected based on its ability to deliver world class solutions in an environment where the wireless network is critical to the success of the center for essential business transactions, mobile Point of Sale (PoS), and shoppers using the complimentary Wi-Fi to stay connected.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its second quarter of fiscal year 2015 results today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Open to the public, investors may access the call by dialing +1-844-858-9856. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for at least 90 days. To hear an audio replay of the call, parties in the United States and Canada should call +1-855-859-2056 and enter passcode 80845684. International parties can access the replay at +1-404-537-3406 and should enter passcode 80845684.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about anticipated business opportunities from increased E-Rate funding and timing thereof, the rate of adoption of 802.11ac technology, and the demand for wireless networks. These forward-looking statements involve risks and uncertainties, as well as assumptions, which if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business, economic and competitive conditions and growth trends in the wireless networking industry, our vertical markets and various geographic regions; (2) changes in overall information technology spending, particularly in the education vertical; (3) the rate at which our customers elect to upgrade their networks to the latest 802.11ac technology and (4) those risks and uncertainties included under the captions “Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s Annual Report on Forms 10-K and 10-Q which were filed with the Securities and Exchange Commission (SEC) on September 24, 2014 and December 4, 2014, and are available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Form 8-K and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income, non-GAAP earnings per share (EPS), non-GAAP gross margins and non-GAAP operating margins. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to Aruba’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based compensation expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition-related expenses and restructuring charges and other one-time charges related to restructuring actions. In addition, Aruba provides for non-GAAP income tax expense by applying generally accepted accounting principles to non-GAAP income, including direct and indirect tax effects of the pre-tax non-GAAP adjustments above, excluding tax related to the internal transfer of intellectual property. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based compensation expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based compensation expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition-related expenses, non-recurring patent-infringement settlements and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP financial measures versus the corresponding GAAP financial measures. First, these non-GAAP financial measures exclude some costs, namely stock-based compensation expenses and related payroll taxes, that are recurring. Stock-based compensation expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables, as well as the supplementary materials located on the IR landing page of the Aruba web site, provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company designs and delivers Mobility-Defined Networks that empower IT departments and #GenMobile, a new generation of tech-savvy users who rely on their mobile devices for every aspect of work and personal communication. To create a mobility experience that #GenMobile and IT can rely upon, Aruba Mobility-Defined Networks™ automate infrastructure-wide performance optimization and trigger security actions that used to require manual IT intervention. The results are dramatically improved productivity and lower operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook, and for the latest technical discussions on mobility and Aruba products visit Airheads Social at http://community.arubanetworks.com.

© 2015 Aruba Networks, Inc. Aruba Networks’ trademarks include Aruba Networks®, Aruba The Mobile Edge Company® (stylized), Aruba Mobility-Defined Networks™, Aruba Mobility Management System®, People Move Networks Must Follow®, Mobile Edge Architecture®, RFProtect®, Green Island®, ETips®, ClientMatchTM, Virtual Intranet AccessTM, ClearPass Access Management SystemsTM, Aruba InstantTM, ArubaOSTM, xSecTM, ServiceEdgeTM, Aruba ClearPass Access Management SystemTM, AirmeshTM, AirWaveTM, Aruba CentralTM, and ARUBA@WORKTM. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31,	July 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$151,949	$118,594
Short-term investments	139,049	166,359
Accounts receivable, net	114,109	102,256
Inventory	45,273	39,836
Deferred costs of revenue	12,113	12,721
Prepaids and other current assets	17,372	18,063
Deferred income tax assets, current	14,840	25,676

Total current assets	494,705	483,505

Property and equipment, net	30,360	27,261
Goodwill	67,242	67,242
Intangible assets, net	18,079	19,505
Deferred income tax assets, non-current	22,698	23,962
Other non-current assets	8,779	8,185

Total non-current assets	147,158	146,155

Total assets	$641,863	$629,660

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$19,615	$23,763
Accrued liabilities	95,221	80,578
Deferred revenue, current	153,510	135,160

Total current liabilities	268,346	239,501

Deferred revenue, non-current	47,225	44,977
Other non-current liabilities	14,229	12,686

Total non-current liabilities	61,454	57,663

Total liabilities	329,800	297,164

Stockholders' equity

Common stock	11	11
Additional paid-in capital	479,510	508,374
Accumulated other comprehensive loss	(1,518)	(1,523)
Accumulated deficit	(165,940)	(174,366)

Total stockholders' equity	312,063	332,496

Total liabilities and stockholders' equity	$641,863	$629,660

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2015	2014	2015	2014

Revenue
Product	$173,721	$141,755	$342,191	$272,586
Support and professional services	39,210	34,601	78,561	64,697

Total revenue	212,931	176,356	420,752	337,283

Cost of revenue
Product	51,536	43,303	103,166	83,421
Support and professional services	8,820	10,050	18,429	18,483

Total cost of revenue	60,356	53,353	121,595	101,904

Gross profit	152,575	123,003	299,157	235,379

Operating expenses
Research and development	43,179	42,585	85,413	83,030
Sales and marketing	72,280	69,569	144,255	132,613
General and administrative	15,674	14,468	31,289	28,983
Restructuring charges	(482)	-	6,072	-

Total operating expenses	130,651	126,622	267,029	244,626

Operating income (loss)	21,924	(3,619)	32,128	(9,247)

Other income (expense), net
Interest income	192	217	391	478
Other income (expense), net	(1,266)	(80)	(2,018)	190

Total other income (expense), net	(1,074)	137	(1,627)	668

Income (loss) before income taxes	20,850	(3,482)	30,501	(8,579)

Provision for income taxes	15,167	7,219	22,075	9,949

Net income (loss)	$5,683	$(10,701)	$8,426	$(18,528)

Net income (loss) per share - basic	$0.05	$(0.10)	$0.08	$(0.17)

Net income (loss) per share - diluted	$0.05	$(0.10)	$0.07	$(0.17)

Shares used in per share calculation - basic	107,891	107,153	108,132	109,608

Shares used in per share calculation - diluted	113,393	107,153	114,711	109,608

Aruba Networks, Inc.
Reconciliation between GAAP and Non-GAAP Measures
Non-GAAP Net Income and Non-GAAP Earnings per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2015	2014	2015	2014

GAAP net income (loss)	$5,683	$(10,701)	$8,426	$(18,528)

Plus:
a) Stock-based compensation expense (*)	23,468	28,744	48,021	56,163
b) Payroll taxes on stock-based compensation expense	618	902	1,167	1,590
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	2,932	3,393	5,919	6,999
d) Restructuring charges	(482)	-	6,072	-
e) Other one-time charges related to restructuring actions (**)	1,111	-	1,543	-
f) Non-GAAP income tax effects	484	(985)	(6,931)	(6,004)

Non-GAAP net income	$33,814	$21,353	$64,217	$40,220

GAAP net income (loss) per share	$0.05	$(0.10)	$0.07	$(0.17)

Plus:
a) Stock-based compensation expense (*)	0.21	0.25	0.42	0.47
b) Payroll taxes on stock-based compensation expense	0.01	0.01	0.01	0.01
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.03	0.03	0.05	0.06
d) Restructuring charges	-	-	0.05	-
e) Other one-time charges related to restructuring actions (**)	0.01	-	0.01	-
f) Non-GAAP income tax effects	-	(0.01)	(0.06)	(0.05)

Non-GAAP net income per share (***)	$0.30	$0.18	$0.56	$0.34

Shares used in GAAP per share calculation - diluted	113,393	107,153	114,711	109,608

Shares used in Non-GAAP per share calculation - diluted	113,393	116,346	114,711	118,953

(*) Stock-based compensation expense for the six months ended January 31, 2015 excludes charges of $273,000 derived directly from the Company’s restructuring plan, which were included in the Restructuring charges line in the three months ended October 31, 2014.

(**) Other one-time charges related to restructuring actions include temporary redundant headcount, headcount-related and facility costs, recruiting costs and other travel and headcount-related costs associated with employee transitions to lower cost operating locations. These costs are not considered exit costs under U.S. Generally Accepted Accounting Principles, thus such costs have been excluded from the Restructuring charges line in the consolidated statements of operations.

(***) The sum of the EPS impacts may not total to Non-GAAP net income per common share due to different share counts used in calculating GAAP income (loss) per common share and Non-GAAP income per common share and due to rounding of individual line items. The GAAP income (loss) per common share calculation may use a lower share count as it may exclude potentially dilutive shares which are included in calculating non-GAAP income per common share.

Aruba Networks, Inc.
Reconciliation between GAAP and Non-GAAP Measures
Non-GAAP Gross Margin and Non-GAAP Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2015	2014	2015	2014

Revenue	$212,931	$176,356	$420,752	$337,283

Non-GAAP Gross Margin:

GAAP gross profit	$152,575	$123,003	$299,157	$235,379

Plus:				-
a) Stock-based compensation expense	1,744	2,202	3,443	4,359
b) Payroll taxes on stock-based compensation expense	51	99	79	164
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	1,896	2,026	3,846	4,033
d) Other one-time charges related to restructuring actions (*)	26	-	27	-

Non-GAAP gross profit	$156,292	$127,330	$306,552	$243,935

GAAP gross margin	71.7%	69.7%	71.1%	69.8%

Plus:
a) Stock-based compensation expense	0.8%	1.3%	0.9%	1.3%
b) Payroll taxes on stock-based compensation expense	-	0.1%	-	-
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.9%	1.1%	0.9%	1.2%
d) Other one-time charges related to restructuring actions (*)	-	-	-	-

Non-GAAP gross margin	73.4%	72.2%	72.9%	72.3%

Non-GAAP Operating Margin:

GAAP operating income (loss)	$21,924	$(3,619)	$32,128	$(9,247)

Plus:
a) Stock-based compensation expense (**)	23,468	28,744	48,021	56,163
b) Payroll taxes on stock-based compensation expense	618	902	1,167	1,590
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	2,932	3,393	5,919	6,999
d) Restructuring charges	(482)	-	6,072	-
e) Other one-time charges related to restructuring actions (*)	1,111	-	1,543	-

Non-GAAP operating income	$49,571	$29,420	$94,850	$55,505

GAAP operating margin	10.3%	(2.1%)	7.6%	(2.7%)

Plus:
a) Stock-based compensation expense (**)	11.0%	16.3%	11.4%	16.7%
b) Payroll taxes on stock-based compensation expense	0.3%	0.5%	0.3%	0.4%
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	1.4%	2.0%	1.4%	2.1%
d) Restructuring charges	(0.2%)	-	1.4%	-
e) Other one-time charges related to restructuring actions (*)	0.5%	-	0.4%	-

Non-GAAP operating margin	23.3%	16.7%	22.5%	16.5%

(*) Other one-time charges related to restructuring actions include temporary redundant headcount, headcount-related and facility costs, recruiting costs and other travel and headcount-related costs associated with employee transitions to lower cost operating locations. These costs are not considered exit costs under U.S. Generally Accepted Accounting Principles, thus such costs have been excluded from the Restructuring charges line in the consolidated statements of operations.

(**) Stock-based compensation expense for the six months ended January 31, 2015 excludes charges of $273,000 derived directly from the Company’s restructuring plan, which were included in the Restructuring charges line in the three months ended October 31, 2014.

Aruba Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	January 31,	January 31,
	2015	2014

Cash flows from operating activities
Net income (loss)	$8,426	$(18,528)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,267	14,250
Change in provision for doubtful accounts	79	(173)
Inventory reserves for excess, obsolescence and other	5,027	2,937
Stock-based compensation expense	48,294	56,163
Amortization of discounts and premiums on short-term investments	680	1,129
(Gain) loss on disposal of property and equipment, intangibles and other	(712)	232
Deferred income taxes	11,231	3,979
Excess tax benefit associated with stock-based compensation	(6,365)	(721)
Changes in operating assets and liabilities:
Accounts receivable	(11,932)	11,212
Inventory	(9,430)	(11,451)
Deferred costs of revenue	608	(4,069)
Prepaids and other current assets	211	2,373
Other non-current assets	606	(2,058)
Accounts payable and other current and non-current liabilities	24,784	(34,700)
Deferred revenue	20,598	34,028

Net cash provided by operating activities	106,372	54,603

Cash flows from investing activities
Purchases of short-term investments	(65,720)	(87,119)
Proceeds from sales of short-term investments	12,799	89,240
Proceeds from maturities of short-term investments	79,559	99,083
Purchases of property and equipment	(13,031)	(7,854)
Purchases of intangible assets	(2,840)	-
Investment in a privately-held company	(1,200)	-

Net cash provided by investing activities	9,567	93,350

Cash flows from financing activities
Proceeds from issuance of common stock	16,051	10,473
Repurchases of common stock under stock repurchase program	(105,000)	(193,504)
Excess tax benefit associated with stock-based compensation	6,365	721

Net cash used in financing activities	(82,584)	(182,310)

Net increase (decrease) in cash and cash equivalents	33,355	(34,357)

Cash and cash equivalents, beginning of period	118,594	144,919

Cash and cash equivalents, end of period	$151,949	$110,562

CONTACT:
Aruba Networks, Inc.
Tonya Chin, 408-598-4924
Vice President, Investor Relations
tchin@arubanetworks.com